UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2023

Motorsport Games Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39868	86-1791356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5972 NE 4th Avenue Miami, FL	33137
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 507-8799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSGM	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously disclosed by Motorsport Games Inc. (the “Company) in its Current Reports on Form 8-K and in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed by the Company with the Securities and Exchange Commission:

(i) On January 6, 2023, pursuant to the stock purchase commitment agreement, dated December 9, 2022 (the “Alumni Purchase Agreement”), with Alumni Capital LP (“Alumni Capital”), which provides that the Company may sell to Alumni Capital up to $2,000,000 of shares (the “commitment amount”), the Company issued 90,415 shares of the Company’s Class A common stock to Alumni Capital, with an approximate fair market value of $0.4 million. On January 19, 2023, the Company issued pursuant to the Alumni Purchase Agreement an additional 40,752 shares of the Company’s Class A common stock to Alumni Capital, with an approximate fair market value of $0.15 million. On January 27, 2023, the Company issued pursuant to the Alumni Purchase Agreement a further 44,000 shares of the Company’s Class A common stock to Alumni Capital, with an approximate fair market value of $0.1 million. As of the date of this Report, the remaining commitment amount under the Alumni Purchase Agreement amounted to approximately $1.3 million.

(ii) On January 30, 2023 and February 1, 2023, the Company entered into certain debt-for-equity exchange agreements with Motorsport Network, LLC (“MSN”) pursuant to which the entire outstanding amount due under the $12 million Line of Credit from the Company to MSN was cancelled in exchange for an aggregate of 780,385 shares of the Company’s Class A common stock issued to MSN.

(iii) On February 1, 2023, the Company issued 183,020 shares of the Company’s Class A common stock in a registered direct offering priced at-market under NASDAQ rules, with a fair market value of approximately $3.9 million (the “$3.9 million RDO”), before deducting placement agent fees and other offering expenses payable by the Company.

(iv) On February 2, 2023, the Company issued 144,366 shares of the Company’s Class A common stock in a registered direct offering priced at-market under NASDAQ rules, with a fair market value of approximately $3.4 million (the “$3.4 million RDO”), before deducting placement agent fees and other offering expenses payable by the Company.

(v) On February 3, 2023, the Company issued 232,188 shares of the Company’s Class A common stock in a registered direct offering priced at-market under NASDAQ rules, with a fair market value of approximately $4.0 million (the “$4.0 million RDO”), before deducting placement agent fees and other offering expenses payable by the Company.

These transactions have caused the Company stockholders’ equity to be in excess of $2,500,000 as of the date of this current report on Form 8-K, in compliance with the Nasdaq continued listing stockholders’ equity requirement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Motorsport Games Inc.

Date: March 28, 2023	By:	/s/ Dmitry Kozko
Dmitry Kozko
Chief Executive Officer

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